UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2006
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-32261 (Commission File Number)	20-1142292 (I.R.S. Employer Identification Number)

17140 Bernardo Center Drive, Suite 222
San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)
(858) 485-9840
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously reported, on November 17, 2006, BioMed Realty Trust, Inc. (“BioMed”), through its subsidiary BMR-Blackfan Circle LLC, entered into a secured acquisition and construction loan (the “Loan”) with KeyBank National Association (“KeyBank”), as administrative agent, and certain other lenders, to provide borrowings of up to approximately $550 million in connection with the acquisition of the Center for Life Science Boston. BioMed initially borrowed approximately $266 million under the Loan.
     On December 21, 2006, BioMed and KeyBank entered into an amended and restated secured acquisition and construction loan (the “Amended Loan”), which modified the Loan by, among other things, (1) creating four tranches of notes, Tranches A, B-1, B-2 and C, (2) syndicating the Loan among certain other lenders and (3) revising certain restrictions and covenants set forth in the Loan. The notes provide borrowings of up to approximately $550 million and bear interest at a blended rate equal to, at BioMed’s option, either (a) LIBOR plus approximately 122.5 basis points or (b) the higher of (i) the prime rate then in effect, or (ii) the federal funds rate then in effect plus 50 basis points. The Amended Loan has a maturity date of November 16, 2009 and is secured by the Center for Life Science Boston property and any related collateral. BioMed, at its sole discretion, may extend the maturity date of the Amended Loan for an additional one year after satisfying certain conditions.
     The Amended Loan includes certain revised restrictions and covenants, which limit, among other things, the incurrence of additional indebtedness and liens. The Amended Loan also requires compliance with financial covenants relating to the minimum amounts of net worth, fixed charge coverage and leverage ratio. The Amended Loan specifies a number of events of default (some of which are subject to applicable cure periods), including, among others, the failure to make payments when due, noncompliance with covenants and defaults under other agreements or instruments of indebtedness. Upon the occurrence of an event of default, the lenders may terminate the Amended Loan and declare all amounts outstanding to be immediately due and payable.
     The foregoing description of the Amended Loan does not purport to be complete and is qualified in its entirety by reference to the complete text of the amended and restated loan agreement, which is filed as Exhibit 10.1 to this report, and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The information provided in Item 1.01 above is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
10.1	Amended and Restated Secured Acquisition and Construction Loan Agreement, dated as of December 21, 2006, among BMR-Blackfan Circle LLC, KeyBank National Association, as Administrative Agent, and certain other lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2006	BIOMED REALTY TRUST, INC.

	By:	/s/ KENT GRIFFIN

Name: Kent Griffin
Title: Chief Financial Officer